Exhibit 99.1

United States 12 Month Natural Gas Fund, LP
Monthly Account Statement
For the Month Ended May 31, 2018

Statement of Income (Loss)

Income
Realized Trading Gain (Loss) on Futures	$(17,297)
Unrealized Gain (Loss) on Market Value of Futures	289,417
Dividend Income	1,667
Interest Income	6,767
Total Income (Loss)	$280,554

Expenses
General Partner Management Fees	$3,835
Professional Fees	5,724
Brokerage Commissions	122
Non-interested Directors' Fees and Expenses	49
NYMEX License Fee	77
Total Expenses	9,807
Expense Waiver	(5,205)
Net Expenses	$4,602
Net Income (Loss)	$275,952

Statement of Changes in Net Asset Value

Net Asset Value Beginning of Month 5/1/18	$5,923,888
Net Income (Loss)	275,952

Net Asset Value End of Month	$6,199,840
Net Asset Value Per Share (650,000 Shares)	$9.54

To the Limited Partners of United States 12 Month Natural Gas Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended May 31, 2018 is accurate and complete.

/s/ Stuart P. Crumbaugh

Stuart P. Crumbaugh
Chief Financial Officer
United States Commodity Funds LLC, General Partner of United States 12 Month Natural Gas Fund, LP

United States Commodity Funds LLC
1999 Harrison Street, Suite 1530
Oakland, CA 94612